                                                                   EXHIBIT 10.31



          ===========================================================


                     SECOND AMENDMENT AND CONSENT AGREEMENT


                                     BETWEEN


                           LYON'S OF CALIFORNIA, INC.


                                       AND


                               USRP (FINANCE), LLC





          -----------------------------------------------------------



                      AMENDING THE CREDIT AGREEMENTS AMONG
               LYON'S OF CALIFORNIA, INC. AND USRP (FINANCE), LLC
           EACH DATED AS OF DECEMBER 14, 1998, AS AMENDED BY THE FIRST
                AMENDMENT AGREEMENT DATED AS OF DECEMBER 28, 2000




          -----------------------------------------------------------



                          Dated as of January 12, 2001




          ===========================================================

     THIS SECOND AMENDMENT AND CONSENT AGREEMENT dated as of January 12, 2001 (this "AMENDMENT") between LYON'S OF CALIFORNIA, INC., a California corporation (the "BORROWER") and USRP (Finance), LLC, a Texas limited liability company (the "LENDER"),

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have entered into various Credit Agreements dated as of December 14, 1998, as amended by the First Amendment Agreement dated as of December 28, 2000 (collectively, the "AGREEMENTS"; the terms defined in the Agreements are used in this Amendment as in the Agreements unless otherwise defined in this Amendment); and

     WHEREAS, the Borrower desire, and the Lender is willing on the terms and conditions set forth below, to modify certain terms of the Agreements in order to, among other things, consent to the change of control of the Borrower;

     NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender have agreed to amend the Agreements as hereinafter set forth:

     SECTION 1. AMENDMENT TO AGREEMENTS. Each of the Agreements is, subject to the satisfaction of the conditions to effectiveness set forth in Section 3 hereof, hereby amended as follows:

     (a)  The definitions of "Loan Documents" and "Required Corporate FCCR" in
Section 1.1 (Defined Terms) of the Agreements are amended to read in their entirety as follows:

          "`LOAN DOCUMENTS' means the Promissory Notes, this Security Agreement, the First Amendment, the Second Amendment, the Stock Pledge Agreement, the Collateral Assignment Agreement, the Assignment of License Agreement and any commitment letter, guarantee mortgage, assignment of lease, deed of trust, environmental indemnity affidavit, assignment or other instrument, agreement, certificate or other writing, now or hereafter executed and delivered in connection with the Promissory Notes or the Obligations."

          "`REQUIRED CORPORATE FCCR' means a Corporate FCCR (i) during the period commencing on the Funding Date and ending on day immediately preceding the First Amendment Effective Date, of not less than 1.15 to 1.00, (ii) during the period commencing on the First Amendment Effective Date and ending on December 31, 2001, of not less than 1.05 to 1.00, (iii) during the period commencing on the January 1, 2002 and ending on December 31, 2002, of not less than 1.10 to 1.00, and (iv) during the period commencing on January 1, 2003 through the Stated Maturity Date, of not less than 1.15 to 1.00."

      (b) Section 1.1 (Defined Terms) of the Agreements is hereby amended by adding the following definitions in the proper alphabetical order:

          "`LAO' means Amber I. Lao, an individual residing at 4773 El Mirlo, Rancho Santa Fe, California 92067."

          "`COLLATERAL ASSIGNMENT AGREEMENT' means the Collateral Assignment Agreement dated as of January 12, 2001 between I.C.H. Corporation and the Lender, wherein I.C.H. Corporation grants a collateral assignment of its rights under the Stock Purchase Agreement in favor of the Lender."

          "`SECOND AMENDMENT' means the Second Amendment and Consent Agreement dated as of January 12, 2001 between the Borrower and the Lender."

          "`SECOND AMENDMENT EFFECTIVE DATE' shall mean the date the conditions set forth in Section 3 of the Second Amendment are satisfied or waived by the Lender."

          "`STOCK PLEDGE AGREEMENT' means the Stock Pledge Agreement dated as of January 13, 2001 among Lao, the Borrower and the Lender."

          "`STOCK PURCHASE AGREEMENT' means the Stock Purchase Agreement dated as of January 2, 2001 between I.C.H. Corporation and Lao."

      (c) The fifth sentence of Section 3.14 (FCCR) of the Agreements is hereby deleted in its entirety and substituted in lieu thereof is the following:

          "The Borrower or an Affiliate shall have the right to cure any breach by the Borrower of such Required Corporate FCCR within forty-five
      (45) days of any such breach, by depositing into a segregated escrow account in the Borrower's name (with contemporaneous written notice to the Secured Party of the deposit account and amount escrowed): (i) if, during the period commencing on the Funding Date and ending on day immediately preceding the First Amendment Effective Date, (A) the Corporate FCCR is less than 1.10 to 1.00, an amount in cash such that the interest income thereon is sufficient in amount to cause the pro forma Corporate FCCR (including interest income on such escrow account) to be equal to or greater than 1.10 to 1.00, or (B) if the Corporate FCCR is equal to or greater than 1.10 to 1.00, then an amount in cash equal to the difference between the income of the Borrower assuming a Corporate FCCR of 1.10 to
      1.00 and the income of the Borrower assuming a Corporate FCCR of 1.15 to
      1.00 for the next twelve (12) month period; (ii) if, during the period commencing on the First Amendment Effective Date and ending on December 31, 2001, (A) the Corporate FCCR is less than 1.00 to 1.00, an amount in cash such that the interest income thereon is sufficient in amount to cause the pro forma Corporate FCCR (including interest income on such escrow account) to be equal to or greater than 1.00 to 1.00, or (B) if the Corporate FCCR is equal to or greater than 1.00 to 1.00, then an amount in cash equal to the difference between the income of the Borrower assuming a Corporate FCCR of 1.00 to 1.00 and the income of the Borrower assuming a Corporate FCCR of 1.05 to 1.00 for the next twelve (12) month period; (iii) if, during the period commencing on the January 1, 2002 and ending on December 31, 2002, (A) the Corporate FCCR is less than
      1.05 to 1.00, an amount in cash such that the interest income thereon is sufficient in amount to cause the pro forma Corporate FCCR
      (including interest income on such escrow account) to be equal to or greater than 1.05 to 1.00, or (B) if the Corporate FCCR is equal to or greater than 1.05 to 1.00, then an amount in cash equal to the difference between the income of the Borrower assuming a Corporate
      FCCR of 1.05 to 1.00 and the income of the Borrower assuming a Corporate FCCR of 1.10 to 1.00 for the next twelve (12) month period;
      or (iv) if, during the period commencing on January 1, 2003 through the Stated Maturity Date, (A) the Corporate FCCR is less than 1.10 to 1.00, an amount in cash such that the interest income thereon is sufficient in amount to cause the pro forma Corporate FCCR (including interest income on such escrow account) to be equal to or greater than
      1.10 to 1.00, or (B) if the Corporate FCCR is equal to or greater than
      1.10 to 1.00, then an amount in cash equal to the difference between the income of the Borrower assuming a Corporate FCCR of 1.10 to 1.00 and the income of the Borrower assuming a Corporate FCCR of 1.15 to
      1.00 for the next twelve (12) month period."

     (d) The first sentence of Section 3.15 (Limitation on Indebtedness; Lease Obligations and Distributions) of the Agreements is hereby amended by adding at the end thereof the words "for two (2) consecutive fiscal quarters".

     (e) The third sentence of Section 3.20 (Reporting Requirements) of the Agreements is hereby deleted in its entirety and substituted in lieu thereof is the following:

     "In addition, Borrower will make monthly reports to Secured Party of individual Pledged Store internally generated income and expense or operating statements for such period, within thirty (30) days after the close of each month."

     SECTION 2. CONSENTS; PREPAYMENT. (A) The Lender hereby consents to I.C.H. Corporation and Lao entering into the Stock Purchase Agreement and the Change of Control that will result from I.C.H. Corporation selling, and Lao purchasing, all of the outstanding capital stock of the Borrower (the "TRANSFER").

     (B) The Lender hereby consents and agrees to the termination the Stock Pledge Agreement dated as of December 14, 1998 between I.C.H. Corporation and the Lender and releases I.C.H. Corporation from all of its obligations thereunder.

     (C) The Lender hereby consents to the Borrower prepaying $1,314,850.86 of the Loans, plus accrued interest thereon (the "PREPAYMENT"), which will be applied to pay in full the outstanding Notes relating to the pledged stores listed on SCHEDULE I attached hereto (collectively, the "RELEASED STORES"). Immediately after giving effect to the Prepayment, the aggregate principal amount of the outstanding Notes is approximately $13,125,000.00.

      (D) Notwithstanding anything contained in the Agreement or any Loan Document to the contrary, the Prepayment shall not be subject to any penalty or premium, other than the payment of $100,000 (the "PREMIUM"), which Premium shall be due and payable on the Second Amendment Effective Date.

      (E) As soon as practicable after the Second Amendment Effective Date, the Lender shall execute and deliver to the Borrower, at the Borrower's expense, such instruments and agreements as the Borrower reasonably may request to evidence the release or withdrawal of the Released Stores from the liens and security interests of the Lender.

      SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

      (a) The Borrower, the Guarantor and the Lender shall have duly executed and delivered this Amendment (whether the same or different copies) and the Lender shall have received a copy signed by each of the Borrower and the Guarantor;

      (b) The Lender shall have received the fees and expense reimbursements referred to in Section 6 hereof; and

      (c) The Lender shall have received such other documents, approvals or appraisals as the Lender may reasonably request.

      SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, each of the Borrower and the Guarantor hereby, jointly and severally, represent and warrant to the Lender that (i) each has the full power, capacity, right and legal authority to execute, deliver and perform its or her respective obligations under this Amendment and the other Loan Documents to which it or she is a party, and the Borrower has taken all appropriate action necessary to authorize the execution and delivery of, and the performance of its respective obligations under, this Amendment and the other Loan Documents to which it is a party, and (ii) this Amendment, the Agreements (as amended by this Amendment) and the other Loan Documents to which it or she is a party constitute legal, valid and binding obligations of each of the Borrower and the Guarantor enforceable against such Borrower or Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally.

      SECTION 5. REFERENCE TO AND EFFECT ON THE DOCUMENTS. (A) Each reference in the Agreements to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreements in the Loan Documents other than the Agreements, shall mean and be a reference to the Agreements as amended hereby.

      (B) Except as specifically amended or terminated hereby, the Agreements, all other Loan Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each of the Borrower and the Guarantor. The amendments set forth above are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Agreements or any document delivered pursuant thereto or (ii) prejudice any right or rights which the Lender may now or in the future have in connection with the Agreements or the other Loan Documents.

      (C) Except as expressly set forth in Section 2 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver or modification of any provision of any of the Loan Documents, nor a waiver of any now existing or hereafter arising Defaults of Events of Default.

      SECTION 6. FEES AND EXPENSES. The Borrower hereby agrees to pay the Lender on demand for all costs, expenses, charges and taxes (other than any income taxes relating to income of the Lender), including, without limitation, all reasonable fees and disbursements of counsel, incurred by the Lender in connection with the negotiation, preparation, reproduction, execution, delivery, administration and enforcement of this Amendment and the other Loan Documents to be delivered hereunder.

      SECTION 7. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Texas, without regard for its conflict of laws principles.

      SECTION 8.  HEADINGS.   Section headings in this Amendment are included
herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      SECTION 9. SUCCESSORS. This Amendment shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

      SECTION 10. COUNTERPARTS.     This Amendment may be executed in any
number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

      SECTION 11. SUBSEQUENT DELIVERIES. Within one week of the execution hereof, Borrower and Guarantor shall deliver to Lender an opinion of counsel, in form and substance reasonably acceptable to Lender, as to the due authorization, validity and enforceability of this Amendment, the Collateral Assignment Agreement and the Stock Pledge Agreement.

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          LYON'S OF CALIFORNIA, INC.


                                          By: /s/ Robert H. Drechsler
                                              -----------------------------
                                              Name:  Robert H. Drechsler
                                              Title: Co-Chairman and Chief
                                                     Executive Officer


                                          USRP (FINANCE), LLC


                                          By: /s/ Fred Margolin
                                              -----------------------------
                                              Name: Fred Margolin
                                              Title: Chairman and Chief
                                                     Executive Officer



      The undersigned Guarantor affirms, ratifies and acknowledges those representations, warranties and covenants made by or on behalf of the undersigned Guarantor in the above Amendment, the Agreement and each other Loan Document to which it is a party.

                                          I.C.H. CORPORATION


                                          By: /s/ Robert H. Drechsler
                                              -----------------------------
                                              Name:  Robert H. Drechsler
                                              Title: Co-Chairman and Chief
                                                     Executive Officer

                                   SCHEDULE I

                               PARTIAL PREPAYMENTS


                                                      Loan Balance
             Name              Unit #   Loan #       as of 1/12/01
             ----              ------   ------       -------------
           Novato, CA           405       154           $230,775

           Placerville, CA      459       154             92,310

           San Francisco, CA    402       154             23,078

           Hayward(1), CA       342       154             23,078

           Hayward(2), CA       343      98237           503,525

           San Mateo, CA        357      98237           192,255

           Bakersfield, CA      329      98237            91,550

           Salinas, CA          344       154             23,078

           Alameda, CA          446       154            138,465
                                                      ----------

                 TOTAL:                               $1,318,113



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